Exhibit (n)(4)
CONSENT OF COUNSEL
     We consent to the reference to our firm under the heading “LEGAL MATTERS” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of The Gabelli Global Multimedia Trust Inc., as filed with the Securities and Exchange Commission on or about March 21, 2010.
/s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP
PAUL, HASTINGS, JANOFSKY & WALKER LLP
New York, New York
March 21, 2010